Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260208 on Form N-2 of our report dated March 14, 2022, relating to the consolidated financial statements of Logan Ridge Finance Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

New York, New York

March 14, 2022